UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 21, 2020

ASPEN GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38175	27-1933597
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

276 Fifth Avenue, Suite 505, New York, NY 10001

(Address of Principal Executive Office) (Zip Code)

(646) 448-5144

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	ASPU	The Nasdaq Stock Market (The Nasdaq Global Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 21, 2020, Aspen Group, Inc. (the “Company”) held its Annual Meeting of Shareholders (the “Annual Meeting”). At the Annual Meeting, the Company’s shareholders approved an amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,100,000 to 1,600,000 shares (the “Amendment”), effective immediately.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the amendments to be filed as exhibits to the Company’s next periodic report.

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the Company’s shareholders voted on (i) the election of eight members of the Board of Directors for a one-year term expiring at the next annual meeting of shareholders (Proposal 1); (ii) approval of amendment to the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,100,000 to 1,600,000 shares (Proposal 2); (iii) ratification of the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021 (Proposal 3); (iv) approval of a nonbinding, advisory basis, the compensation of the Company’s Named Executive Officers (Proposal 4); and (v) approval on a nonbinding, advisory basis, the frequency with which shareholders shall vote on executive compensation, as described in more detail in the Company’s definitive Proxy Statement filed with the Securities and Exchange Commission on November 9, 2020.

Set forth below are the voting results on each matter submitted to the shareholders at the Annual Meeting.

Proposal 1. The Company’s shareholders voted to elect the following eight individuals as directors to hold office until the next annual meeting of shareholders.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Michael Mathews	11,502,004	204,893	5,587,825
Frank Cotroneo	10,809,805	897,092	5,587,825
Norman D. Dicks	11,547,558	159,339	5,587,825
C. James Jensen	11,548,149	158,748	5,587,825
Andrew Kaplan	11,568,069	138,828	5,587,825
Douglas Kass	11,686,084	20,813	5,587,825
Michael L. Koehneman	11,462,150	244,747	5,587,825
Sanford Rich	8,538,417	3,168,480	5,587,825

Proposal 2. The Company’s shareholders voted to amend the Company’s 2018 Equity Incentive Plan to increase the number of shares of common stock authorized for issuance thereunder from 1,100,000 to 1,600,000 shares.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,740,280	2,492,686	473,931	5,587,825

Proposal 3. The Company’s shareholders voted to ratify the selection of Salberg & Company, P.A. as the Company’s independent registered public accounting firm for the fiscal year ending April 30, 2021.

Votes For	Votes Against	Abstentions
17,123,166	166,002	5,554

Proposal 4. The Company’s shareholders voted to approve on a nonbinding, advisory basis, the compensation of the Company’s Named Executive Officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
8,359,205	3,321,507	26,185	5,587,825

Proposal 5. The Company’s shareholders voted to approve on a nonbinding, advisory basis, the frequency with which shareholders shall vote on executive compensation.

Votes For One Year	Votes For Two Years	Votes For Three Years	Abstentions
5,738,469	213,874	5,176,488	578,066

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASPEN GROUP, INC.

Date: December 28, 2020	By:	/s/ Michael Mathews
Name: Michael Mathews
Title: Chief Executive Officer